UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission File Number)	(IRS Employer
Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2024, Arcimoto, Inc., an Oregon corporation (the “Company” or “Arcimoto”), entered into Exchange Agreements (the “Exchange Agreements”) with certain holders of its warrants for the purchase of shares of common stock. Pursuant to the terms of the Exchange Agreements, the warrant holders exchanged such warrants for a number of shares of Company common stock or pre-funded warrants equal to (x) the Black Scholes value of the warrants multiplied by the number of warrants (y) divided by the closing price of the Common Stock on April 1, 2024. A total of 6,180,558 warrants were exchanged for a total of 2,958,588 shares of common stock and 2,921,749 pre-funded warrants. The transaction closed on April 2, 2024. The form of Exchange Agreement is attached hereto as Exhibit 10.1.

Item 302 Unregistered Sales of Equity Securities.

The information relating to the issuance of securities pursuant to the Exchange Agreements disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of common stock and pre-funded warrants were issued upon an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: April 3, 2024	By:	/s/ Christopher W. Dawson
Christopher W. Dawson
Chief Executive Officer